Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan of our report dated February 26, 2025, relating to the financial statements of Distributed Storage Solutions Limited appearing in the prospectus filed pursuant to Rule 424(b) relating to the Registration Statement on Form S-4 (file no. 333-287287) of Roth CH Holdings, Inc. (now known as SharonAI Holdings, Inc.) filed with the Securities and Exchange Commission on November 12, 2025.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

January 15, 2026